EXHIBIT 23.2








                  CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 19, 1995 appearing on page 50 of Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP





New York, New York
August 21, 1995